AEYE REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Dublin, Calif. – March 15, 2023 — AEye, Inc. (Nasdaq: LIDR), a global leader in adaptive, high performance lidar solutions, today announced its results for the fourth quarter and full year ended December 31, 2022.

“In 2022, we made great strides in strengthening our platform and product portfolio to drive long-term growth,” said Matthew Fisch, Chief Executive Officer of AEye. “We are in the process of developing a strategic plan and timeline that builds on these significant achievements made to date. We will align our game-changing 4Sight™ platform with the best opportunities, and sequence them appropriately so that the entire organization is focused on a set of achievable objectives that will define success for AEye and its investors.”

Q4 2022 Financials

●	Revenue of $1.1 million in the fourth quarter of 2022.

●	GAAP net loss was $(23.7) million in the fourth quarter of 2022, or $(0.15) per share based on 161.2 million weighted average common shares outstanding.

●	Non-GAAP net loss was $(17.5) million in the fourth quarter of 2022, or $(0.11) per share based on 161.2 million weighted average common shares outstanding.

●	Cash, cash equivalents, and marketable securities were $94.2 million as of December 31, 2022.

Full Year 2022 Financials

●	Revenue of $3.6 million in the year ended December 31, 2022.

●	GAAP net loss was $(98.7) million in the year ended December 31, 2022, or $(0.63) per share based on 157.4 million weighted average common shares outstanding.

●	Non-GAAP net loss was $(73.8) million in the year ended December 31, 2022, or $(0.47) per share based on 157.4 million weighted average common shares outstanding.

Chief Financial Officer Transition

The company also announced today that Robert Brown, Chief Financial Officer and Treasurer of AEye, Inc., has indicated his intention to resign effective March 31, 2023 to pursue an opportunity outside of the lidar industry. Conor Tierney, the company’s current Chief Accounting Officer, will be named as the interim Chief Financial Officer and Treasurer effective March 31, 2023. Mr. Tierney is a Certified Public Accountant and joined AEye from Alphabet Inc. in January 2022.

Conference Call and Webcast Details

AEye management will hold a conference call today, March 15, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these results. AEye CEO Matthew Fisch and CFO Robert Brown will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

The information will be available via:

•	Conference call: https://aeye.pub/41XWp9L
•	Webcast: https://aeye.pub/3JpZzfm

About AEye

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure, logistics and off-highway applications that save lives and propel the future of transportation and mobility. AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most; delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance. AEye has a global presence through its offices in Germany, Japan, Korea, and the United States.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to investors for a more consistent basis of comparison and to help investors evaluate the results of the Company’s on-going operations, and to help enable more meaningful period-to-period comparison. Non-GAAP financial measures are presented only as supplemental information for the purpose of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This presentation includes non-GAAP financial measures, including:

●	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, plus expenses related to registrations on Form S-1/S-3, plus common stock purchase agreement costs, plus change in fair value of convertible note, embedded derivative and warrant liabilities, plus convertible note issuance costs, less the gain on PPP loan forgiveness; and

●	Adjusted EBITDA which is defined as non-GAAP net loss plus amortization and depreciation expense, plus interest expense and other, less interest income and other, plus provision for income tax expense.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995.

Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements included in this press release include statements about AEye’s platform and product portfolio, the Company’s strategic plan, and the Company’s expected future growth, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that AEye’s great strides in strengthening its platform and product portfolio in 2022 may not drive the long-term growth anticipated, or in the time frame anticipated, or at all; (ii) the risks that AEye’s strategic plan and timeline may not result in the benefits anticipated, or in the time frame anticipated; (iii) the risks that the best opportunities may not be available to AEye to capitalize upon as anticipated, or in the time frame anticipated; (iv) the risks that AEye may be unable to focus as anticipated on a set of achievable objectives, nor that such objectives, if achieved, will define success as anticipated, or at all, for AEye and its investors; (v) the risks that the appointment of Conor Tierney as interim Chief Financial Officer may not result in a seamless transition and cause unanticipated disruption among AEye, its employees, its customers, its vendors, and its other stakeholders; (vi) the risks that the traction gained by AEye to date may not translate into future growth, revenue, or profitability to the extent anticipated or in the time frame contemplated, or at all; (vii) the risks that AEye will be unable to strengthen its competitive position or deliver on its key objectives in 2023 due to supply chain disruptions, economic uncertainties, or otherwise; (viii) the risks that competing technologies will improve over time to become operationally equivalent or more cost-effective, or both, as compared to AEye’s product offering; (ix) the risks that competitors may introduce products with similar capabilities to AEye’s products and such competitive products are able to take some or all of the market share away from AEye; (x) the risks that AEye’s products will not meet the diverse range of performance and functional requirements of AEye’s target markets and customers; (xi) the risks that AEye’s products will not function as anticipated by AEye or by AEye’s target markets and customers; (xii) the risks that the size of the total available market for the use of lidar will be smaller than predicted or take longer to come to fruition than predicted; (xiii) the risk that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xiv) changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xv) the risks that AEye may not continue to execute against its business plan to the extent anticipated, or at all; (xvi) the risks that AEye may be unable to deliver on the promise of SAE Level 4 autonomous driving, hub-to-hub autonomous trucking, or highway autopilot, to the extent anticipated, or at all; (xvii) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xviii) the risks that AEye’s products will not function as anticipated by AEye, or by target markets and customers; (xix) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; (xx) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xxi) the risks that AEye is unable to adequately implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (xxii) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates.

These risks and uncertainties may be amplified by the lingering effects of the COVID-19 pandemic, which continues to cause significant economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

AEYE, INC. Consolidated Balance Sheets (In thousands) (Unaudited)

	As of December 31,
	2022	2021

ASSETS
Current Assets:
Cash and cash equivalents	$19,064	$14,183
Marketable securities	75,135	149,824
Accounts receivable, net	617	4,222
Inventories, net	4,553	4,085
Prepaid and other current assets	6,181	5,051
Total current assets	105,550	177,365
Right-of-use assets	15,502	—
Property and equipment, net	7,665	5,129
Restricted cash	2,150	2,150
Other noncurrent assets	2,473	1,509
Total assets	$133,340	$186,153

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,218	$2,542
Accrued expenses and other current liabilities	9,764	8,739
Contract liabilities	987	2,287
Convertible notes	8,594	—
Total current liabilities	22,563	13,568
Operating lease liabilities, noncurrent	16,681	—
Deferred rent, noncurrent	—	3,032
Other noncurrent liabilities	126	786
Total liabilities	39,370	17,386
Stockholders' Equity:
Preferred stock	—	—
Common stock	16	16
Additional paid-in capital	345,742	320,937
Accumulated other comprehensive loss	(1,279)	(391)
Accumulated deficit	(250,509)	(151,795)
Total stockholders’ equity	93,970	168,767
Total liabilities and stockholders’ equity	$133,340	$186,153

AEYE, INC. Consolidated Statements of Operations (In thousands, except share and per share data) (Unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021

Revenue:
Prototype sales	$561	$416	$1,743	$1,004
Development contracts	531	1,388	1,904	2,003
Total revenue	1,092	1,804	3,647	3,007
Cost of revenue	3,115	2,100	8,732	3,637
Gross loss	(2,023)	(296)	(5,085)	(630)

Operating Expenses:
Research and development	9,335	7,513	37,644	26,543
Sales and marketing	4,912	4,059	19,317	10,548
General and administrative	7,709	11,668	36,762	25,514
Total operating expenses	21,956	23,240	93,723	62,605
Loss from operations	(23,979)	(23,536)	(98,808)	(63,235)

Other income (expense):
Change in fair value of convertible note, embedded derivative liability, and warrant liabilities	(139)	1	(14)	223
Gain on PPP loan forgiveness	—	—	—	2,297
Interest income and other	436	487	1,545	561
Interest expense and other	(41)	(1,986)	(1,379)	(4,857)
Total other income (expense), net	256	(1,498)	152	(1,776)
Provision for income tax expense	19	—	58	—
Net loss	$(23,742)	$(25,034)	$(98,714)	$(65,011)

Per Share Data
Net loss per common share (basic and diluted)	$(0.15)	$(0.16)	$(0.63)	$(0.60)
Weighted average common shares outstanding (basic and diluted)	161,205,764	154,616,998	157,368,707	109,055,894

AEYE, INC. Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Year ended December 31,
	2022	2021

Cash flows from operating activities:
Net loss	$(98,714)	$(65,011)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,422	1,014
Noncash lease expense relating to operating lease right-of-use assets	1,338	—
Noncash common stock purchase agreement costs	—	1,583
Inventory write-downs, net of scrapped inventory	675	1,203
Change in fair value of convertible note, embedded derivative liability, and warrant liabilities	14	(223)
Noncash gain on PPP loan forgiveness	—	(2,297)
Stock-based compensation	23,959	10,018
Convertible note issuance costs	474	—
Amortization of debt issuance costs	—	725
Amortization of debt discount	—	752
Realized loss on redemption of marketable securities	77	—
Amortization of premiums on marketable securities, net of change in accrued interest	1,086	310
Other	—	287
Changes in operating assets and liabilities:
Accounts receivable, net	3,605	(4,066)
Inventories, current and noncurrent, net	(2,634)	(2,633)
Prepaid and other current assets	(1,130)	(3,655)
Other noncurrent assets	527	(1,483)
Accounts payable	839	557
Accrued expenses and other current liabilities	85	5,496
Operating lease liabilities	(1,341)	—
Deferred rent	—	(538)
Contract liabilities	(1,931)	2,258
Net cash used in operating activities	(71,649)	(55,703)
Cash flows from investing activities:
Purchase of property and equipment	(4,200)	(1,021)
Proceeds from redemptions and maturities of marketable securities	96,592	—
Purchase of available-for-sale securities	(23,929)	(150,525)
Net cash provided by (used in) investing activities	68,463	(151,546)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,174	150
Proceeds from Business Combination and PIPE financing	—	256,811
Transaction costs related to Business Combination and PIPE financing	—	(52,372)
Proceeds from the issuance of convertible notes	9,850	8,045
Payments for convertible note redemptions	(874)	—
Proceeds from bank loan	—	10,000
Principal payments on bank loans	—	(13,333)
Payment of 2022 convertible note issuance costs	(324)	—
Payment of debt issuance costs	—	(717)
Taxes paid related to the net share settlement of equity awards	(4,621)	—
Repurchase of stock options	—	(1,500)
Proceeds from issuance of common stock under the Common Stock Purchase Agreement	2,891	—
Payment of transaction costs related to the Common Stock Purchase Agreement	(29)	—
Net cash provided by financing activities	8,067	207,084
Net increase in cash, cash equivalents and restricted cash	4,881	(165)
Cash, cash equivalents and restricted cash at beginning of period	16,333	16,498
Cash, cash equivalents and restricted cash at end of period	$21,214	$16,333

AEYE, INC. Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except share and per share data) (Unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
GAAP net loss	$(23,742)	$(25,034)	$(98,714)	$(65,011)
Non-GAAP adjustments:
Stock-based compensation	5,956	3,496	23,959	10,018
Expenses related to registration statement on Form S-1s/S-3s	68	—	372	2,198
Common stock purchase agreement transaction costs	—	1,583	29	1,583
Change in fair value of convertible note, embedded derivative liability, and warrant liabilities	139	(1)	14	(223)
2022 convertible note issuance costs	93	—	530	—
Gain on PPP loan forgiveness	—	—	—	(2,297)
Non-GAAP net loss	$(17,486)	$(19,956)	$(73,810)	$(53,732)
Depreciation and amortization expense	628	245	1,422	1,014
Interest income and other	(436)	(487)	(1,545)	(561)
Interest expense and other	(52)	403	876	3,274
Provision for income tax expense	19	—	58	—
Adjusted EBITDA	$(17,327)	$(19,795)	$(72,999)	$(50,005)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.15)	$(0.16)	$(0.63)	$(0.60)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.11)	$(0.13)	$(0.47)	$(0.49)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	161,205,764	154,616,998	157,368,707	109,055,894
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	161,205,764	154,616,998	157,368,707	109,055,894

Contacts

Media:

Jennifer Deitsch

AEye, Inc.

jennifer@aeye.ai

925-400-4366

Andie Davis

Landis Communications Inc.

AEye@landispr.com

415-717-9133

Investors:

John Brownell

310-622-8249

Financial Profiles, Inc.

Aeye@finprofiles.com